Exhibit 99.1

FOR IMMEDIATE RELEASE

VERENIUM REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2009

— Progress made across the business setting the stage for future growth and development —

CAMBRIDGE, Mass., August 10, 2009 – Verenium Corporation (NASDAQ: VRNM), a pioneer in the development of next-generation cellulosic ethanol and high-performance specialty enzymes, today reported corporate accomplishments and financial results for the second quarter.

“This is an exciting and critical time for Verenium. We continue to make considerable progress toward developing and financing commercially-viable, next-generation cellulosic ethanol which we believe is an important component of America’s future energy mix,” said Carlos A. Riva, President and Chief Executive Officer of Verenium. “I am very encouraged by the increasing third-party support for alternative energy solutions – particularly from the federal government with DOE-sponsored grants and loan guarantees, which are vital catalysts for enabling commercial projects to come online quickly.”

Company Highlights and Accomplishments

Since the beginning of 2009, Verenium has made significant progress and achieved several important milestones, including:

Corporate

•	Continued to implement aggressive expense management initiatives to decrease operating expenses and conserve cash;
•	Amended its 8 percent Senior Convertible Notes due April 1, 2012 to modify certain terms of the notes, an important step towards simplifying and improving Verenium’s capital structure; and
•

Announced key hires and shifts in management to lead the Company to the next phase of development, including the appointment of James E. Levine as Executive Vice President and Chief Financial Officer, and the consolidation the Company’s R&D organization to include the Jennings, LA, pilot and demonstration-scale facilities under Gregory Powers, Executive Vice President of Research and Development.

Biofuels Business

•

Vercipia, the Company’s joint venture with BP, entered the due diligence phase of the U.S. Department of Energy’s Title XVII Loan Guarantee Program for its first commercial cellulosic ethanol project in Highlands County, Florida; and

•	Continued the optimization process at the 1.4 million-gallon-per-year demonstration-scale plant in Jennings, LA, including:
-	Operated the plant on both sugarcane bagasse and energy cane feedstocks; and
-	Scale-up of on-site enzyme production continued with reproducible levels of enzyme expression on target with development plans.

Specialty Enzymes Business

•	Key products Phyzyme® XP and Fuelzyme®-LF have been impacted by challenging economic and market conditions but continue to maintain market share;
•	Purifine® has gained traction at commercial-scale and has a strong pipeline of customer candidates, however, customer adoption rates and resulting sales have been slower to ramp than expected;
•	Launched Veretase™ alpha-amylase, a high-performance enzyme that improves the economics and efficiency of the sweetener and beverage alcohol production markets; and
•	Executed a successful inventory management strategy as a cash management initiative.

Financial Position

•	Ended the second quarter with unrestricted cash totaling $14.8 million, of which $4.9 million was held by Vercipia, the Company’s joint venture with BP;
•	Subsequent to June 30, 2009, received a payment of $14 million from BP as part of the Galaxy Biofuels Joint Development Agreement;
•

Reduced specialty enzyme product inventory to appropriate levels, reducing working capital and conserving cash; this had a negative impact on reported product dollar gross margin as unused manufacturing capacity was expensed rather than being allocated to inventory; and

•

Increased gross operating expenses, reflecting current investment in the development of cellulosic ethanol technology, however, net of BP’s share of these expenses, Verenium’s pro forma net operating expenses were lower than the second quarter of 2008.

“During the first half of the year Verenium took some important first steps to simplify and address our capital structure, including amending the terms of the outstanding 8 percent convertible notes that would have restricted the Company’s future growth. In the near-term we will continue to manage expenses aggressively and will take the actions necessary to build an appropriate capital structure to support our strategy to be a leader in the commercialization of cellulosic ethanol and specialty enzymes,” said James E. Levine, Executive Vice President and Chief Financial Officer.

Financial Results

Total revenues for the second quarter and six months ended June 30, 2009 were $16.3 million and $30.7 million, respectively, compared to $18.3 million and $33.5 million for the same periods in the prior year, with product revenues representing more than 60 percent of total revenues in both periods.

Product revenues for the second quarter and six months ended June 30, 2009 were $10.5 million and $21.1 million, respectively, compared to $13.4 million and $24.6 million for same periods in the prior year, representing a decrease of 22 percent for the second quarter and 14 percent decrease for the six months ended June 30, 2009, reflecting the impact of the current economic recession. Gross sales of Phyzyme, the Company’s phytase for the animal feed industry sold to Danisco Animal Nutrition, increased during the first half of 2009, as compared to 2008. However, reported Phyzyme revenue in the second quarter of 2009 and six months ended June 30, 2009 was lower than reported revenue for the same period in 2008 due to a larger percentage of Phyzyme being manufactured by Danisco, for which the Company only recognizes the net profit share component in revenue pursuant to current accounting rules. The decrease in product revenue also reflects the Company’s discontinuation of its Bayovac-SRS and Quantum product lines during early 2008. The decrease in product revenue from these sources was offset in part by an increase in revenue from Fuelzyme, the Company’s alpha amylase for corn ethanol.

Product gross margin decreased in the second quarter of 2009, versus the same period in the prior year, due primarily to a strategic decision to reduce inventory, resulting in lower production volumes and a related decrease in fixed capacity utilization. This decision achieved the benefits of bringing inventory to an appropriate level and conserving cash, but had a negative impact on product gross margin as the fixed manufacturing costs associated with unused capacity were expensed in the quarter rather than being allocated to inventory.

Excluding cost of product revenues, total operating expenses increased from $24.0 million for the three months ended June 30, 2008, to $27.0 million for the three months ended June 30, 2009 and increased from $48.5 million for the six months ended June 30, 2008, to $54.0 million for the six months ended June 30, 2009. The year-over-year increase in total gross operating expenses (excluding cost of product revenues) relates primarily to the acceleration of biofuels development and commercialization efforts in 2009. Total operating expenses include gross expenses incurred to support ongoing development related to the Company’s consolidated joint ventures with BP: Galaxy and Vercipia. BP’s share of the Company’s total operating expenses was $8.9 million and $16.8 million for the three and six months ended June 30, 2009, and is included below operating expenses as “Loss attributed to non-controlling interest in consolidated entities” on the Company’s Condensed Consolidated Income Statement. On a non-GAAP basis, including BP’s share of expenses, pro forma net operating expenses decreased as compared to prior periods, reflecting the Company’s expense minimization efforts.

Net interest expense related almost exclusively to the cash and non-cash interest expense from the Company’s convertible debt instruments. Of total net interest expense for the second quarter and six months ended June 30, 2009, $0.9 million and $2.3 million, respectively, represents non-cash interest expense related to the Company’s 8 percent convertible notes, compared to $1.3 million and $1.8 million in non-cash interest for the same periods in 2008.

Net loss attributed to Verenium for the quarter and six months ended June 30, 2009 was $20.0 million and $16.6 million, respectively, compared to $15.4 million and $38.5 million for the same periods in 2008. Adjusted for the non-cash impact of accounting related to the 8 percent convertible notes, the Company’s non-GAAP pro-forma net loss for the quarter ended June 30, 2009 was $12.5 million, as compared to $17.6 million for the same period in the prior year and $26.1 and $36.5 million for the six months ended June 30, 2009 and 2008. The Company believes that excluding the non-cash impact of these items provides a more consistent measure of operating results.

As of June 30, 2009, the Company had unrestricted cash and cash equivalents totaling $14.8 million, of which $4.9 million was held by the Company’s consolidated joint venture with BP, Vercipia, to be used solely for the operations of Vercipia. Subsequent to June 30, 2009, the Company received a payment of $14 million from BP, which was the third transaction fee due as part of the Galaxy Biofuels Joint Development and License Agreement effective August 1, 2008.

Since January 1, 2009, a significant portion of the Company’s 8 percent convertible notes have been converted by various noteholders in exchange for common stock, which decreased the face value of these notes.

About Verenium

Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and animal health markets. The Company possesses integrated, end-to-end capabilities and cutting-edge technology in pre-treatment, novel enzyme development, fermentation and project development for next-generation biofuels. Through a joint venture with BP, the Company is moving rapidly to commercialize its proprietary technology for the production of ethanol from a wide array of non-food feedstocks, including dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium’s Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium’s world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the Company’s operations, capabilities, commercialization activities, target markets, cellulosic ethanol facilities, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium’s demonstration plant, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium’s dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2008 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com	Sarah Carmody Sr. Corporate Communications Associate 617-674-5357 sarah.carmody@verenium.com

Verenium Corporation

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008 (Adjusted)(1)	2009	2008 (Adjusted)(1)
Revenues:
Product	$10,499	$13,375	$21,068	$24,576
Grant	4,474	987	7,032	1,546
Collaborative	1,318	3,941	2,582	7,416

Total revenue	16,291	18,303	30,682	33,538

Operating expenses:
Cost of product revenue	7,450	9,576	13,205	17,453
Research and development	16,132	14,920	33,947	29,781
Selling, general and administrative	10,865	9,065	20,037	18,748

Total operating expenses	34,447	33,561	67,189	65,982

Loss from operations	(18,156)	(15,258)	(36,507)	(32,444)
Interest income, net	26	232	74	671
Interest expense	(3,325)	(2,595)	(6,487)	(4,754)
Loss on exchange of convertible notes	—	—	—	(3,599)
Loss on debt extinguishment	2,509	(36)	6,118	(84)
Gain (loss) on net change in value of derivative assets and liabilities	(9,943)	2,274	3,366	1,710

Net loss	$(28,889)	$(15,383)	$(33,436)	$(38,500)
Loss attributed to non-controlling interest in consolidated entities	8,925	—	16,795	—

Net loss attributed to Verenium	$(19,964)	$(15,383)	$(16,641)	$(38,500)

Basic and diluted net loss per share	$(0.22)	$(0.25)	$(0.21)	$(0.62)

Shares used in computing basic and diluted net loss per share	90,559	62,048	80,404	61,724

Verenium Corporation

Unaudited Condensed Consolidated Balance Sheet Data

(in thousands)

	June 30, 2009	December 31, 2008
	(Unaudited)	(Adjusted)(1)
Cash, cash equivalents	$14,816	$7,458
Accounts receivable, net	7,953	8,051
Inventory, net	4,034	2,432
Other current assets	3,117	2,938
Restricted cash	10,400	10,040
Property and equipment, net	112,835	117,271
Derivative asset – convertible hedge transaction, net	51	163
Other noncurrent assets	4,128	5,270

Total assets	$157,334	$153,623

Current liabilities, excluding deferred revenue	43,094	$41,247
Deferred revenue	3,614	3,397
Convertible senior notes, net of discounts	115,830	130,391
Other long term liabilities	5,935	6,280
Noncontrolling interest in consolidated entities	36,205	12,000
Stockholders’ deficit	(47,344)	(39,692)

Total liabilities, noncontrolling interests and stockholders’ deficit	$157,334	$153,623

(1)

Prior year amounts adjusted due to the Company’s adoption of FASB Staff Position (FSP) Accounting Principles Board Opinions (APB) 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement) (APB 14-1) effective January 1, 2009. The adoption of APB 14-1 affects the accounting for the Company’s 8% Senior Convertible Notes issued in February 2008 and Due April 1, 2012 (“2008 Notes”). Once adopted, APB 14-1 requires retrospective application to the terms of instruments as they existed for all periods presented. For more information, refer to the Company’s Form 10-Q for the quarterly period ended June 30, 2009, which the Company filed with the Securities and Exchange Commission on August 10, 2009.

Verenium Corporation

Unaudited Supplemental and Non-GAAP Pro Forma Financial Information

(in thousands, except per share amounts)

	Product Gross Margin
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Product revenues	$10,499	$13,375	$21,068	$24,576
Cost of product revenues	7,450	9,576	13,205	17,453

Product gross margin	$3,049	$3,799	$7,863	$7,123

	Non-GAAP Pro Forma Net Operating Expenses
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Adjusted)(1)	(Unaudited)	(Adjusted)(1)
Operating expenses (excluding cost of product revenue)	$26,997	$23,985	$53,984	$48,529

Adjustments:
Loss attributed to non-controlling interest in consolidated subsidiaries	(8,925)	—	(16,795)	—

Non-GAAP pro forma net operating expenses	$18,072	$23,985	$37,189	$48,529

	Non-GAAP Pro Forma Net Loss
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Adjusted)(1)	(Unaudited)	(Adjusted)(1)
Net loss attributed to Verenium	$(19,964)	$(15,383)	$(16,641)	$(38,500)

Adjustments:
Loss on exchange of convertible notes	—	—	—	3,599
(Gain) loss on debt extinguishment	(2,509)	36	(6,118)	84
(Gain) loss on net change in value of derivative assets and liabilities	9,943	(2,274)	(3,366)	(1,710)

Non-GAAP pro forma net loss	$(12,530)	$(17,621)	$(26,125)	$(36,527)

Non-GAAP pro forma net loss per share	$(0.14)	$(0.28)	$(0.32)	$(0.59)

Shares used in computing non-GAAP pro forma net loss per share	90,559	62,048	80,404	61,724